Exhibit 99.2

2021 fourth quarter investor presentation a leader in real estate capital solutions

2021 fourth quarter investor presentation 2 disclaimer This presentation contains forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward - looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long - term, triple - net leases of freestanding, single - tenant properties. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward - looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward - looking statements. Although we believe that the assumptions underlying the forward - looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward - looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, actual results may differ materially from those described in the forward - looking statements and may be affected by a variety of risks and factors including, without limitation, the risks described in our Annual Reports on Form 10 - K, quarterly reports on form 10 - Q, and current reports on form 8 - K. Forward - looking statements set forth herein speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to update or revise any forward - looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law. THIS PRESENTATION CONTAINS HISTORICAL PERFORMANCE INFORMATION REGARDING STORE CAPITAL AS WELL AS OTHER COMPANIES PREVIOUSLY MANAGED BY MEMBERS OF OUR SENIOR MANAGEMENT TEAM. SUCH PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS. This presentation contains references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this presentation may appear without the “© “ or “ TM” OR “sm” Symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Definitions and footnotes for data provided herein are provided in the appendix section of this presentation. Unless otherwise indicated, data provided herein is as of December 31, 2021.

overview

2021 fourth quarter investor presentation

profit center real estate	direct origination	diversified portfolio	scalable platform	distinctive balance sheet	value creation
focus on unit-level profitability 4.6x rent coverage[1] expansive addressable market $3.9 trillion ~ 2 million locations	$13.1 billion acquisition pipeline customer-centric approach ~1/3 new business from existing customers	556 # of customers ~3% largest customer[2] 120 industries	access to capital NYSE: STOR BBB (+) $10.7 billion AUM[3]…and growing ability to leverage talent, systems, etc.	5.6x adj. debt/adj. run rate EBITDA multiple borrowing sources secured/unsecured flexible structure favorable prepayment options/well-laddered	5.5% AFFO/share CAGR (since IPO) 6.2% dividend/share CAGR (since IPO) 6.3% - 8.3% AFFO/share growth guidance[4] 2021 – 2022

STORE has the people, proprietary systems, and processes for continued growth

STORE capital

3

2021 fourth quarter investor presentation unit - level profitability is the foundation of STORE’s investment approach Single Tenant Operational Real Estate is a real estate investment asset class of its own with three payment sources all real estate investors have the first two….. 1 corporate credit quality 2 real estate value …but the third is unique to STORE 3 unit - level profitability a focused approach on acquiring profitable locations, resulting in superior portfolio performance profit center real estate 4 unit - level profitability real estate value corporate credit quality

2021 fourth quarter investor presentation 5 broad - based market need total addressable market $3.9 trillion of single tenant properties providing tailored financial solutions for our customers the depth of the market allows STORE to be selective in its investment decisions selective investing target market * STORE’s targeted market is large, consisting of nearly 215,000 companies direct relationships direct customer relationships account for ~80% of STORE’s acquisitions * companies with over $10MM in annual revenue

2021 fourth quarter investor presentation STORE customer profile 41,000 locations STORE’s customers consist of regional and national companies with a strong track record of growth 2.4MM >5% ~$1B ~1/3 ~50% new business from existing customers number of locations operated by customers 3 number of workers employed by customers 2 2020 customer revenue growth 1 weighted average customer revenues customers with revenues over $200 million customer profile 6

2021 fourth quarter investor presentation direct origination model STORE’s pipeline is robust and diverse storage , 3% auto maintenance , 7% entertainment , 4% specialty med , 12% restaurants , 8% education , 3% health clubs , 2% all other service , 18% manufacturing , 22% RV/auto dealers , 7% furniture & home furnishings , 2% all other service - oriented retail , 12% service - oriented retail service manufacturing $13.1 billion STORE’s direct origination model creates a strong and active investment pipeline STORE’s emphasis is on service, manufacturing and service - oriented retail industries which are essential and vital 7

2021 fourth quarter investor presentation investment activity & portfolio management REAL ESTATE VALUE 393 364 395 537 264 135 251 436 271 341 412 486 8 87 315 38 19 45 40 111 137 35 100 85 $0 $100 $200 $300 $400 $500 $600 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 gross acquisitions proceeds from dispositions acquisitions 1 : # of properties 83 79 85 103 57 21 52 84 66 95 75 100 # of new customers 15 16 15 19 9 9 10 13 10 9 9 18 initial cap rate 7.8% 7.9% 7.7% 7.7% 7.5% 8.7% 8.3% 8.1% 7.8% 7.8% 7.4% 7.2% lease escalation 1.9% 1.9% 1.9% 1.8% 2.5% 1.8% 1.9% 1.7% 1.9% 1.9% 1.8% 1.9% gross rate of return 9.7% 9.8% 9.6% 9.5% 10.0% 10.5% 9.2% 9.8% 9.7% 9.7% 9.2% 9.1% weighted avg. lease term (years) 17 18 17 17 16 17 18 18 18 17 16 17 dispositions 1 : # nonperforming properties 2 2 - 8 5 6 10 7 12 19 6 9 9 proceeds - nonperforming ($MM) $5.7 - $30.7 $5.6 $7.8 $25.4 $21.0 $11.7 $12.7 $19.6 $27.1 $26.7 # performing properties 2 22 46 10 3 6 11 22 25 7 16 12 proceeds - performing ($MM) $2.1 $87.4 $284.1 $32.0 $11.1 $19.5 $19.3 $99.4 $124.8 $15.4 $73.1 $58.4 cap rate – performing 7.1% 7.5% 7.4% 7.5% 7.0% 7.8% 7.0% 7.0% 7.8% 6.1% 6.7% 6.6% volume ($MM) 8

2021 fourth quarter investor presentation stable and attractive spreads since 2019, the cost of new debt has dropped more than 125 bps while the average lease rate has only compressed by approximately 25 bps 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% WA annual lease rate (acquisitions) cost of new debt ten year treasury 2011 2021 1994 2007 1 1 9 STORE predecessor companies STORE capital

2021 fourth quarter investor presentation 10 As of December 31, 2021 2020 2019 customers 556 519 478 investment property locations 2,866 2,634 2,504 investment portfolio subject to master leases 2 94% 94% 92% average investment amount / replacement cost (new) 3 80% 80% 81% weighted average annual lease escalation 4 1.8% 1.9% 1.9% occupancy 5 99.5% 99.7% 99.5% locations subject to unit - level financial reporting 6 98% 98% 98% weighted average 4 - wall FCCR 7 4.6x 3.8x 3.9x weighted average unit FCCR 7 3.6x 2.9x 3.0x diversification AUM 1 $10.7 billion WA lease term 13.4 years # of states 49 direct origination ~80% portfolio management origination portfolio at a glance

2021 fourth quarter investor presentation diversified profile top customers % base rent and interest 1 # of properties 1 3.0% 28 2 3.0% 156 3 2.2% 9 4 2.0% 68 5 1.6% 25 6 1.4% 20 7 1.4% 9 8 1.3% 46 9 1.3% 14 10 1.2% 11 total top 10 customers 18.4% 386 11 % base rent and interest 1 # of properties 1 restaurants – full service 7.0% 349 2 early childhood education 6.2% 267 3 metal fabrication 5.9% 109 4 automotive repair & maintenance 5.4% 223 5 health clubs 5.1% 90 6 restaurants – limited service 5.0% 396 7 pet care 3.4% 184 8 lumber and construction material wholesalers 3.4% 167 9 farm and ranch supply 3.4% 41 10 behavioral health 3.3% 84 total top 10 industries 48.1% 1,910 top industries

2021 fourth quarter investor presentation

diversification by industry

20% manufacturing

customer industry groups	# of properties	building sq. ft. (in thousands)	% base rent and interest[1] as of December 31, 2021	2020	2019
metal fabrication	109	14,130	5.9%	4.9%	4.3%
food processing	27	3,178	2.7%	2.4%	1.6%
plastic and rubber products	20	3,413	1.8%	1.7%	1.7%
automotive parts and accessories	24	4,447	1.7%	1.0%	1.0%
furniture manufacturing	12	2,980	1.2%	1.3%	1.3%
aerospace product and parts	25	1,806	1.1%	0.9%	0.8%
electronics equipment	11	1,006	0.9%	1.0%	1.2%
all other manufacturing (15 industry groups)	79	8,673	4.7%	4.6%	4.0%
total manufacturing	**307**	**39,633**	**20.0%**	**17.8%**	**15.9%**

15% service-oriented retail

customer industry groups	# of properties	building sq. ft. (in thousands)	% base rent and interest[1] as of December 31, 2021	2020	2019
farm and ranch supply	41	4,136	3.4%	4.1%	4.5%
furniture	59	3,410	3.0%	4.4%	5.4%
recreational vehicle dealers	32	1,257	2.1%	2.0%	1.9%
used car dealers	27	269	1.5%	1.8%	1.8%
hunting and fishing	8	631	1.3%	1.7%	2.1%
home furnishings	11	1,262	1.2%	1.3%	1.2%
new car dealers	14	505	1.1%	0.7%	0.7%
all other retail (11 industry groups)	48	2,076	1.6%	1.7%	1.6%
total service-oriented retail	**240**	**13,546**	**15.2%**	**17.7%**	**19.2%**

65% service

customer industry groups	# of properties	building sq. ft. (in thousands)	% base rent and interest[1] as of December 31, 2021	2020	2019
restaurants - full service	349	2,428	7.0%	8.1%	9.4%
restaurants - limited service	396	1,256	5.0%	4.7%	5.1%
early childhood education	267	2,858	6.2%	5.9%	5.7%
automotive repair and maintenance	223	1,217	5.4%	4.7%	4.8%
health clubs	90	3,090	5.1%	5.5%	5.7%
pet care	184	1,715	3.4%	3.5%	3.4%
lumber & construction materials wholesalers	167	6,865	3.4%	3.0%	2.8%
behavioral health	84	1,557	3.3%	3.2%	2.3%
movie theaters	36	1,790	3.3%	3.8%	4.0%
medical and dental	144	1,353	3.0%	2.8%	2.8%
family entertainment	40	1,566	3.0%	3.4%	3.8%
elementary and secondary schools	16	850	2.9%	2.8%	1.5%
equipment sales and leasing	56	1,399	1.9%	2.0%	1.8%
logistics	33	4,188	1.8%	1.1%	1.3%
wholesale automobile auction	8	428	1.1%	1.2%	1.3%
metal and mineral merchant wholesalers	26	2,152	1.0%	1.1%	0.9%
all other service (23 industry groups)	200	12,254	8.0%	7.7%	8.3%
total service	**2,319**	**46,966**	**64.8%**	**64.5%**	**64.9%**

total portfolio

properties 2,866

square feet > 100 MM

STORE capital

12

2021 fourth quarter investor presentation diversification by geography REAL ESTATE VALUE CORPORATE CREDIT QUALITY STORE’s portfolio is geographically diverse across the United States 13 0.0% - 2.5% 2.5% - 5.0% 5.0% - 7.5% 7.5% - 13.0% % of base rent and interest

2021 fourth quarter investor presentation REAL ESTATE VALUE CORPORATE CREDIT QUALITY 0% 5% 10% 15% 20% NR C/D B3 B2 B1 Ba3 Ba2 Ba1 Baa3 Baa2 Baa1 A3 A2 A1 Aa3 Aa2 Aa1 Aaa % of rent & interest Moody’s RiskCalc (EDF) STORE score 3 98% locations subject to unit - level financial reporting 2 median STORE score median EDF 73% 10% 6% 11% strong unit - level FCCRs creating a superior portfolio profitability at the property level improves the credit profile of our portfolio 14 4.6x weighted average 4 - wall FCCR 1 1.51x > 2.00x > 2.01x 1.01x > 1.50x < 1.00x

2021 fourth quarter investor presentation 15 $0 $200 $400 $600 $800 Thousands prepayable portion - able to maintain constant leverage - complete portfolio management flexibility - non - recourse with minimal covenants - provides borrowing diversity & prepayment flexibility multiple debt sources that are well - laddered with prepayment flexibility distinctive balance sheet master funding debt STORE’s unencumbered assets 1 A - /BBB+ peer net lease avg. 2 debt/EBITDA 4x ~5x u n e n c u m b ere d a ss e t s / un s ec u re d d e bt 3.6x ~3x debt service coverage 6.7x ~5x Baa2/BBB/BBB unsecured term borrowings rated by Moody’s, S&P and Fitch Ratings ~70% leverage (vs cost); ~33% of AUM 3 STORE ratios compare favorably to peers total debt = 40% leverage corporate rated bonds - unsecured term borrowings - BBB rating - S&P positive outlook - efficient execution and pricing 26% leverage (vs cost); ~64% of AUM 3 are unencumbered ($MM)

2021 fourth quarter investor presentation growth by design >2.5% lease escalations on a leveraged basis, our “built - in” contractual lease escalations lead to AFFO per share growth of over 2.5 % dividend protection reinvesting cash flows from operations through the management of our dividend payout ratio allows for growth of about 3% ~3% internal growth target our model was built to provide consistent and reliable internal growth of over 5% >5% consistent, dependable internal growth $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 5.5% 6.5% per share growth compound annual growth rate 1 6.2% internal growth enables STORE to generate attractive and consistent shareholder returns 16 AFFO dividends net income

2021 fourth quarter investor presentation PEER COMPARISON superior dividend growth our dividend growth is consistent and strong and our dividends are highly protected 81% 79% 78% 76% 74% 73% 71% FCPT EPRT O SRC STOR ADC NNN AFFO payout ratio 2 3.4% 3.6% 5.4% 6.1% 6.4% EPRT SRC O NNN FCPT ADC STOR compound quarterly dividend growth (2015 – present) 1 N/A N/A STORE’s Dividend Per Share Growth 1 0% 10% 20% 30% 40% 50% 60% 2015 2016 2017 2018 2019 2020 2021 STORE’s dividend per share growth 60% 65% 70% 75% 80% 85% Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 STORE’s historical AFFO payout ratio 17

2021 fourth quarter investor presentation PEER COMPARISON STORE’s investment approach results in attractive cap rates, diversification & lease duration 5.9% 6.4% 6.5% 6.6% 7.1% 7.1% 7.8% O ADC FCPT NNN EPRT SRC STOR acquisition cap rate 1 22.5% 16.5% 13.9% 12.1% 6.6% 3.8% 3.5% O NNN SRC ADC FCPT EPRT STOR leases expiring in next 5 years 2 peer comparison diversified tenant base (% top 10 tenants, based on ABRI) 2 81.0% 36.0% 35.0% 34.0% 23.0% 19.0% 19.0% FCPT ADC O NNN SRC EPRT STORE 18 weighted average lease term (acquisitions) 1 9.1 11.5 12.5 14.0 16.0 17.1 NNN FCPT ADC O SRC EPRT STOR N/R

2021 fourth quarter investor presentation corporate responsibility our definition of success: making a positive difference for all our stakeholders STORE seeks to deliver stable, predictable, and investment - grade stockholder performance stockholders STORE real estate capital solutions enable improved customer wealth creation and increased workforce and leadership opportunities customers STORE promotes employee opportunity, education, engagement and diversity employees STORE provides opportunities to professional, supplier and service vendors to prosper through fair business practices and dependable engagements suppliers STORE contributes to communities across the country through our multiple investments and associated career opportunities communities STORE works to promote and improve environmental conscientiousness through our attention to and promotion of environmental stewardship environment Environmental, Social, Governance (ESG) ratings reported by Institutional Shareholder Services (ISS) provide insight for investors on how companies perform in key areas of sustainability Governance 4* Social 3* 7* Environmental *’1‘ represents the highest quality and lowest risk. 19

2021 fourth quarter investor presentation corporate responsibility STORE maintains its strong commitment to sustainability, community, social responsibility and governance Hosted Customer Event as On - Demand Video Series STORE capital has an annual customer conference, the Inside Track Forum. This conference is constructed to provide actionable ideas and offer insightful business strategies for its customers. Environmental Projects and Initiatives In order to help customers reduce their carbon footprint and operating expense, STORE has partnered with specialists in: Enhanced Corporate Governance Tawn Kelley, a seasoned executive in the real estate finance industry, is our first female Chairman of the Board. She and our other independent directors comprise 87.5% of the Board; women represent 37.5%. Published second annual Corporate Responsibility Report in 2021 To view the report, visit: https://www.storecapital.com/wp - content/uploads/STORE_2021_CorporateResponsibilityReport.pdf • energy management • energy optimization • renewable energy • energy audit and benchmarking • financing for sustainability projects Volta charging station at a STORE - owned property Hosted 2021 Virtual Externship A professional development event for students interested in finance and real estate careers. 2022 Bloomberg GEI Member For the second consecutive year STORE has been named to Bloomberg Gender - Equality Index (GEI) 135 Participants 49 Colleges/Universities 26 States 30 STORE Presenters 55% Minority Participants diversity focused virtual externship program 20 STORE CEO Mary Fedewa and Kendra Scott discuss leadership and keys to business success in virtual ITF to be released in 2022

s upplemental financial information

2021 fourth quarter investor presentation condensed consolidated statements of income Three Months Ended Year Ended December 31, December 31, $ thousands, except share and per share data 2021 2020 2021 2020 Revenues: (unaudited) (unaudited) (audited) Rental revenues $ 195,486 $ 161,829 $ 729,061 $ 644,498 Interest income on loans and financing receivables 13,625 10,914 50,821 45,288 Other income 121 125 2,782 4,482 Total revenues 209,232 172,868 782,664 694,268 Expenses: Interest 44,070 41,890 170,974 169,706 Property costs 4,146 7,422 18,244 22,025 General and administrative 25,546 13,943 84,097 49,685 Depreciation and amortization 70,088 62,172 265,813 242,925 Provisions for impairment 7,629 12,031 24,979 23,003 Total expenses 151,479 137,458 564,107 507,344 Other Income: Net gain on dispositions of real estate 14,384 15,960 46,655 22,774 Income from non - real estate, equity method investment 3,145 3,500 3,949 3,500 Income before income taxes 75,282 54,870 269,161 213,198 Income tax expense 261 146 813 584 Net income $ 75,021 $ 54,724 $ 268,348 $ 212,614 Net income per share of common stock - basic and diluted $ 0.28 $ 0.21 $ 0.99 $ 0.84 Dividends declared per common share $ 0.385 $ 0.36 $ 1.490 $ 1.42 Weighted average common shares outstanding – basic 272,408,343 263,062,568 270,105,269 252,534,580 – diluted 272,412,406 263,547,523 270,105,269 252,651,040 22

2021 fourth quarter investor presentation condensed consolidated balance sheets $ thousands, except share and per share data December 31, 2021 December 31, 2020 Assets (unaudited) (audited) Investments: Real estate investments: Land and improvements $ 3,133,402 $ 2,807,153 Buildings and improvements 6,802,918 6,059,513 Intangible lease assets 54,971 61,634 Total real estate investments 9,991,291 8,928,300 Less accumulated depreciation and amortization (1,159,292) (939,591) 8,831,999 7,988,709 Real estate investments held for sale, net 25,154 22,304 Operating ground lease assets 33,318 34,683 Loans and financing receivables, net 697,269 650,321 Net investments 9,587,740 8,696,071 Cash and cash equivalents 64,269 166,381 Other assets, net 121,073 131,747 Total assets $ 9,773,082 $ 9,004,340 Liabilities and stockholders' equity Liabilities: Credit facility $ 130,000 $ - Unsecured notes and term loans payable, net 1,782,813 1,509,612 Non - recourse debt obligations of consolidated special purpose entities, net 2,425,708 2,212,634 Dividends payable 105,415 95,801 Operating lease liabilities 37,637 39,317 Accrued expenses, deferred revenue and other liabilities 147,380 131,198 Total liabilities 4,628,953 3,988,562 Stockholders' equity: Common stock, $0.01 par value per share, 375,000,000 shares authorized, 273,806,225 and 266,112,676 shares issued and outstanding, respectively 2,738 2,661 Capital in excess of par value 5,745,692 5,475,889 Distributions in excess of retained earnings (602,137) (459,977) Accumulated other comprehensive loss (2,164) (2,795) Total stockholders' equity 5,144,129 5,015,778 Total liabilities and stockholders' equity $ 9,773,082 $ 9,004,340 23

2021 fourth quarter investor presentation

funds from operations and adjusted funds from operations [1]

$ thousands, except per share data	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
	(unaudited)		(unaudited)	
NET INCOME	$ 75,021	$ 54,724	$ 268,348	$ 212,614
Depreciation and amortization of real estate assets	70,019	62,108	265,561	242,636
Provision for impairment of real estate	6,450	11,778	21,800	21,978
Net gain on dispositions of real estate	(14,384)	(15,960)	(46,655)	(22,774)
FUNDS FROM OPERATIONS (FFO)[2]	$ 137,106	$ 112,650	$ 509,054	$ 454,454
Adjustments:				
Straight-line rental revenue, net:				
Fixed rent escalations accrued	(2,176)	(809)	(8,432)	(8,087)
Construction period rent deferrals	918	538	3,635	1,940
Amortization of:				
Equity-based compensation[3]	8,067	3,020	32,228	4,665
Deferred financing costs and other noncash interest expense[4]	2,724	2,517	10,120	8,827
Lease-related intangibles and costs	624	736	3,037	3,034
Provision for loan losses	1,179	253	3,179	1,025
Lease termination fees	-	(15)	(1,785)	(602)
Capitalized interest	(213)	(251)	(822)	(751)
Executive severance and transition costs[5]	7,780	-	7,780	1,980
Income from non-real estate, equity method investment	(3,145)	(3,500)	(3,949)	(3,500)
ADJUSTED FUNDS FROM OPERATIONS (AFFO)[2]	$ 152,864	$ 115,139	$ 554,045	$ 462,985
Net Income per share of common stock - basic and diluted[6]	$ 0.28	$ 0.21	$ 0.99	$ 0.84
FFO per share of common stock - basic and diluted[6]	$ 0.50	$ 0.43	$ 1.88	$ 1.80
AFFO per share of common stock - basic and diluted[6]	$ 0.56	$ 0.44	$ 2.05	$ 1.83

STORE capital

24

2021 fourth quarter investor presentation GAAP reconciliations $ millions (unaudited) Year Ended December 31, 2019 2020 2021 NET INCOME $ 285.0 $ 212.6 $ 268.3 Depreciation and amortization of real estate assets 221.6 242.7 265.6 Provision for impairment of real estate 18.7 22.0 21.8 Net gain on dispositions of real estate (84.1) (22.8) (46.7) FUNDS FROM OPERATIONS (FFO) 2 $ 441.2 $ 454.5 $ 509.0 Adjustments: Straight - line rental revenue: Fixed rent escalations accrued (6.0) (8.1) (8.4) Construction period rent deferrals 1.6 1.9 3.6 Amortization of: Equity - based compensation 3 11.7 4.7 32.2 Deferred financing costs and other noncash interest expense 4 9.7 8.8 10.1 Lease - related intangibles and costs 2.9 3.0 3.0 Provision for loan losses - 1.0 3.2 Lease termination fees (4.1) (0.6) (1.8) Capitalized interest (1.6) (0.7) (0.8) Executive severance and transition costs 5 2.0 2.0 7.8 Income from non - real estate, equity method investment - (3.5) (3.9) (Gain) loss on defeasance/extinguishment of debt 0.7 - - ADJUSTED FUNDS FROM OPERATIONS (AFFO) 2 $ 458.1 $ 463.0 $ 554.0 $ millions (unaudited) Year Ended December 31, 2019 2020 2021 NET INCOME $285.0 $212.6 $268.3 Adjustments: Interest 158.4 169.7 171.0 General and administrative 54.3 49.7 84.1 Depreciation and amortization 222.0 242.9 265.8 Provisions for impairment 18.7 23.0 25.0 Net gain on dispositions of real estate (84.1) (22.8) (46.7) Income from non - real estate, equity method investment - (3.5) (3.9) Income tax expense 0.7 0.6 0.8 NET OPERATING INCOME $655.0 $672.2 $764.4 Net Income to Net Operating Income Net Income to FFO and AFFO 1 25

2021 fourth quarter investor presentation GAAP reconciliations - leverage $ millions (unaudited) As of December 31, 2021 Credit facility $ 130.0 Unsecured notes and term loans payable, net 1,782.8 Non - recourse debt obligations of consolidated special purpose entities, net 2,425.7 TOTAL DEBT $ 4,338.5 Adjustments: Unamortized net debt discount 5.2 Unamortized deferred financing costs 38.0 Cash and cash equivalents (64.3) Restricted cash deposits held for the benefit of lenders (5.6) ADJUSTED DEBT $ 4.311.8 $ millions (unaudited) Three Months Ended December 31, 2021 NET INCOME $ 75.0 Adjustments: Interest 44.1 Income tax expense 0.2 Depreciation and amortization 70.1 EBITDA 189.4 Adjustments: Provision for impairment of real estate 6.5 Net gain on dispositions of real estate (14.4) EBITDA re 181.5 Adjustments: Provision for loan losses 1.1 Lease termination fees ( - ) Executive severance and transition costs 2 7.8 Income from non - real estate, equity method investment (3.1) ADJUSTED EBITDA re $ 187.3 Estimated adjustment to Adjusted EBITDA re as if all real estate acquisitions and dispositions for the quarter ended December 31, 2021 had occurred as of October 1, 2021 4.8 ADJUSTED EBITDA re – CURRENT ESTIMATED RUN RATE $ 192.1 ANNUALIZED ADJUSTED EBITDA re $ 749.3 ANNUALIZED ADJUSTED EBITDA re – CURRENT ESTIMATED RUN RATE $ 768.5 Debt to Adjusted Debt 1 Net Income to Adjusted EBITDA re 1 ADJUSTED DEBT / ANNUALIZED ADJUSTED EBITDA re 5.8x ADJUSTED DEBT/ ANNUALIZED ADJUSTED EBITDA re – CURRENT ESTIMATED RUN RATE 5.6x 26

2021 fourth quarter investor presentation long - term debt maturities 1 Prepayable, without penalty, 24 or 36 months prior to maturity. 27 $ thousands Total 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter Unsecured notes payable $1,800,000 $ 75,000 $ - $100,000 $ - $200,000 $ - $350,000 $350,000 $350,000 $375,000 $ - $ - $ - $ - Non - recourse mortgage notes: STORE Master Funding 1 2,272,522 20,279 20,571 338,437 274,094 295,019 468,749 252,393 3,187 3,187 3,187 3,188 244,594 345,637 - Other secured notes 179,265 38,269 25,176 10,808 2,555 55,049 1,229 1,284 36,651 490 513 536 561 588 5,556 Total $4,251,787 $133,548 $45,747 $449,245 $276,649 $550,068 $469,978 $603,677 $389,838 $353,677 $378,700 $3,724 $245,155 $346,225 $5,556 1

2021 fourth quarter investor presentation credit facility and unsecured notes covenants Presented below is a summary of the key financial covenants as they relate to STORE’s unsecured debt, which consists of: • Unsecured Revolving Credit Facility (Credit Facility) • Note Purchase Agreements (NPAs) • Senior Unsecured Notes (Public Notes) Such covenants are defined and calculated in accordance with the terms of the Credit Facility, the NPAs and the governing documents of the Public Notes. The NPAs contain financial covenants that are similar to those of the Credit Facility; therefore, the summary of key financial covenants is combined below, presenting the most restrictive covenant, if different. Credit Facility/NPAs – Key Covenants Required December 31, 2021 Maximum leverage ratio < 60% 40% Maximum unsecured leverage ratio < 60% 28% Maximum secured indebtedness ratio < 45% 22% Minimum fixed charge coverage ratio > 1.5x 3.7x Minimum unencumbered interest ratio > 2.0x 6.7x Public Notes – Key Covenants Required December 31, 2021 Limitation on incurrence of total debt < 60% 40% Limitation on incurrence of secured debt < 40% 22% Debt service coverage ratio > 1.5x 4.4x Maintenance of total unencumbered assets > 150% 358% 28

2021 fourth quarter investor presentation supplemental reporting measures Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. We also disclose Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non - GAAP measures. We believe these two non - GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain revenues and expenses that have no impact on our long - term operating performance, such as straight - line rents, amortization of deferred financing costs and stock - based compensation. In addition, in deriving AFFO, we exclude certain other costs not related to our ongoing operations, such as the amortization of lease - related intangibles and executive severance and transition costs. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains (or losses) on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional revenues and expenses such as straight - line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock - based compensation, lease - related intangibles, and executive severance and transition costs as such items have no impact on long - term operating performance. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies. 29

2021 fourth quarter investor presentation supplemental reporting measures We believe that presenting supplemental reporting measures, or non - GAAP measures, such as EBITDA, EBITDA re and Adjusted EBITDA re , is useful to investors and analysts because it provides important supplemental information concerning our operating performance exclusive of certain non - cash and other costs. These non - GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non - GAAP measures may not be comparable to similarly titled measures employed by other companies. EBITDA, EBITDA re and Adjusted EBITDA re EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDA re as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. To derive Adjusted EBITDAre we modify the NAREIT definition of EBITDA re to exclude other items included in GAAP net income, such as provisions for loan losses and executive severance, as such items are not related to our ongoing performance. Note: The adjustments to derive Adjusted EBITDAre may not exist in every quarter, therefore EBITDAre and Adjusted EBITDAre may be equal. Annualized Adjusted EBITDA re and Adjusted Debt Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDA re for the most recently completed fiscal quarter by four. Annualized Adjusted EBITDAre – Current Estimated Run Rate is based on an estimated Adjusted EBITDA re calculated as if all leases and loans in place as of the last date of the most recently completed fiscal quarter had been in place as of the beginning of such quarter; then annualizing that estimated Adjusted EBITDA re for the quarter by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDA re for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDA re – Current Estimated Run Rate for a variety of reasons. Adjusted Debt represents our outstanding debt obligations excluding unamortized deferred financing costs and net debt premium, further reduced for cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding unamortized deferred financing costs and net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. Adjusted Debt to Annualized Adjusted EBITDA re Adjusted Debt to Annualized Adjusted EBITDAre , or leverage, is a supplemental non - GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA re .. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDA re — Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures. Note: NAREIT issued a white paper in 2017 recommending that companies that report EBITDA also report EBITDA re .. 30

2021 fourth quarter investor presentation footnotes 31 Page 3: 1 Represents the weighted - average 4 - Wall coverage ratio of the portfolio as of December 31, 2021. The 4 - Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. STORE also calculates a unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The weighted average unit FCCR was 3.6x as of December 31, 2021. The median 4 - Wall coverage ratio and unit FCCR were 3.1x and 2.5x, respectively, as of December 31, 2021. 2 Represents the percentage our largest customer represents of our total base rent and interest as of December 31, 2021. See Page 11 for listing of top ten customers. 3 Assets Under Management (AUM) represents our total investment in real estate assets (gross of accumulated depreciation and amortization) as of December 31, 2021. 4 Represents the estimated growth rate in AFFO per diluted share based on the low - and high - points of our 2022 guidance as compared to AFFO per diluted share of $2.05 for the year ended December 31, 2021. See page 29 for discussion regarding use of Adjusted Funds from Operations. Page 6: 1 Represents the weighted average percentage change (by base rent and interest) in reported corporate revenues for the trailing 12 - month (or nine - month if 12 - month was not available) period as reported to STORE Capital for the period ended December 31, 2020 as compared to the same period ended December 31, 2019. Excludes customers representing 4.3% of base rent and interest because applicable comparable data was not available. 2 Estimated based on total revenue per employee for all companies in the middle market (based on data reported by the National Center for the Middle Market for 2020) extrapolated to the aggregate total revenue of STORE’s customers. 3 Represents the number of locations operated by STORE’s customers as reported to STORE Capital as of December 31, 2020. Page 8: 1 Acquisitions represent both acquisitions of real estate and investment in loans and financing receivables. Dispositions represent the net proceeds received from the sale of real estate and lease termination fees received in conjunction with those sales. 2 Includes the number of properties sold that were vacant or not performing at the time of sale. Page 9: 1 Source: U.S. Treasury and Company Data. With respect to the STORE Predecessor Companies (FFCA and Spirit Finance) data, publicly available SEC Company filings. Page 10: 1 Assets Under Management (AUM) represents our total investment in real estate assets (gross of accumulated depreciation and amortization) as of December 31, 2021. 2 The percentage of investment portfolio subject to master leases represents the percentage (based on base rent and interest) of the investment portfolio in multiple properties with a single customer subject to master leases. Approximately 87% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease. 3 The average investment amount/replacement cost (new) represents the ratio of purchase price to replacement cost (new) at acquisition. 4 Weighted average annual lease escalation represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing less than 0.1% of base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. 5 STORE defines occupancy as a property being subject to a lease or loan contract. As of December 31, 2021, fifteen of our properties were vacant and not subject to a contract. 6 Of the 98% of our properties that are required to provide unit - level reporting, 95% have provided current obligated statements as of February 4, 2022. 7 Represents the weighted - average 4 - Wall and unit fixed charge coverage ratio of the portfolio as of December 31, 2021. The 4 - Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. STORE also calculates a unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The median 4 - Wall coverage ratio and unit FCCR were 3.1x and 2.5x, respectively, as of December 31, 2021, 2.6x and 2.1x, respectively, as of December 31, 2020 and 2.7x and 2.2x, respectively, as of December 31, 2019. Page 11: 1 Data as of December 31, 2021, by percentage of base rent and interest (based on rates in effect on December 31, 2021, for all leases, loans and financing receivables in place as of that date). Page 12: 1 Data as of December 31, 2021, 2020 and 2019, by percentage of base rent and interest (based on rates in effect on those dates, for all leases, loans and financing receivables in place as of those dates). Page 14: 1 Represents the weighted - average 4 - Wall coverage ratio of the portfolio as of December 31, 2021. The 4 - Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. STORE also calculates a unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The weighted average unit FCCR was 3.6x as of December 31, 2021. The median 4 - Wall coverage ratio and unit FCCR were 3.1x and 2.5x, respectively, as of December 31, 2021. 2 Of the 98% of our properties that are required to provide unit - level reporting, 95% have provided current obligated statements as of February 4, 2022. 3 We measure the credit quality of our portfolio on a contract - by - contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at our properties. The STORE Score is a quantitative measurement of contract risk computed by multiplying tenant default probabilities (using Moody’s RiskCalc ) and estimated store closure probabilities (using a simple algorithm we developed that has closure probabilities ranging from 100% to 10%, depending on unit - level profitability). Qualitative features can also impact investment risk, such as low property investment amounts, favorable tenant debt capital stacks, the presence of third - party guarantors, or other factors. Such qualitative factors are not included in the STORE Score and may serve to mitigate investment risk even further. Page 15: 1 Ratios as of December 31, 2021; Unencumbered EBITDA based on NOI from Unencumbered Assets less an allocation of G&A expenses based on assets. 2 Based on average of ratios of Realty Income and National Retail Properties as of September 30, 2021. 3 Assets Under Management (AUM) represents our total investment in real estate assets (gross of accumulated depreciation and amortization) as of December 31, 2021.

2021 fourth quarter investor presentation footnotes 32 Page 16: 1 Represents annual values for AFFO, Dividends and Net Income per share beginning with the year ended December 31, 2015. Refer to pages 24 and 25 and page 29 for definitions of non - GAAP financial measures and reconciliation to GAAP net income. Page 17: 1 Source: Historical dividend data from Nasdaq.com. Compound growth rates for the period beginning in Q1 2015 through Q4 2021. 2 Represents actual AFFO payout ratios obtained from publicly available financial information for the quarter ended September 30, 2021. Page 18: 1 Source: Weighted average acquisition cap rates and lease durations for acquisitions from publicly available financial information for the eight quarters ended September 30, 2021. 2 Source: Tenant information and lease expiration data by annualized rent from publicly available financial information as of September 30, 2021. Page 24: 1 See page 29 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 FFO and AFFO for the three months and year ended December 31, 2021, include approximately $2.5 million and $8.3 million, respectively, of net revenue that is subject to the short - term deferral arrangements entered into in response to the COVID - 19 pandemic; the Company accounts for these deferral arrangements as rental revenue and a corresponding increase in receivables. For the three months and year ended December 31, 2021, FFO and AFFO exclude $14.2 million and $33.4 million, respectively , collected under these short - term deferral arrangements. For the three months and year ended December 31, 2020, FFO and AFFO include approximately $5.8 million and $57.1 million, respectively, of net revenue subject to the short - term deferral arrangements. For the three months and year ended December 31, 2020, FFO and AFFO exclude $8.6 million and $9.9 million , respectively, collected under these short - term deferral arrangements. 3 For both the three months and year ended December 31, 2021, includes $3.2 million of accelerated amortization of certain stock - based compensation awards associated with executive severance and retirement arrangements. .. Page 24 (continued): 4 For the three months and year ended December 31, 2021, includes $0.6 million and $1.7 million, respectively, of accelerated amortization of deferred financing costs related to the prepayment of debt. For both the three months and year ended December 31, 2020, includes $0.4 million of accelerated amortization of deferred financing costs. 5 For both the three months and year ended December 31, 2021, includes approximately $6.9 million of cash severance costs related to the departure of the Company’s former Executive Chairman and approximately $890,000 of cash transition costs (primarily comprised of an inducement bonus, relocation expenses and search firm expenses) related the appointment of the Company’s Chief Financial Officer. 6 Under the two - class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable. Page 25: 1 See page 29 for discussion regarding use of Funds From Operations and Adjusted Funds from Operations. 2 FFO and AFFO for the years ended December 31, 2020 and 2021, include approximately $57.1 million and $8.3 million, respectively, of net revenue that is subject to the short - term deferral arrangements entered into in response to the COVID - 19 pandemic; the Company accounts for these deferral arrangements as rental revenue and a corresponding increase in receivables. For the years ended December 31, 2020 and 2021, FFO and AFFO exclude $9.9 million and $33.4 million, respectively, collected under these short - term deferral arrangements. 3 For year ended December 31, 2021, includes $3.2 million of accelerated amortization of certain stock - based compensation awards associated with executive severance and retirement arrangements. 4 For the years ended December 31, 2019, 2020 and 2021, includes $1.1 million, $0.4 million and $1.7 million, respectively, of accelerated amortization of deferred financing costs primarily related to the prepayment of debt. 5 For the year ended December 31, 2021, includes approximately $6.9 million of cash severance costs related to the departure of the Company’s former Executive Chairman and approximately $890,000 of cash transition costs (primarily comprised of an inducement bonus, relocation expenses and search firm expenses) related the appointment of the Company’s Chief Financial Officer. Page 26: 1 See page 30 for discussion regarding use of EBITDA, EBITDA re , Adjusted EBITDA re and Adjusted Debt. 2 For the three months ended December 31, 2021, includes approximately $6.9 million of cash severance costs related to the departure of the Company’s former Executive Chairman and approximately $890,000 of cash transition costs (primarily comprised of an inducement bonus, relocation expenses and search firm expenses) related the appointment of the Company’s Chief Financial Officer.

Investor and Media Contacts Financial Profiles, Inc. Moira Conlon, 310.622.8220 Megan McGrath, 310.622.6248 STORECapital@finprofiles.com Corporate Headquarters 8377 East Hartford Drive, Suite 100 Scottsdale, Arizona 85255 480.256.1100 www.STOREcapital.com